UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Commission File Number: 333-169014

LJM Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)
9190 Double Diamond Parkway, Reno, Nevada, 89521 (Address of principal executive offices)
(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, the board of directors of LJM Energy Corp., a Nevada corporation (“Registrant”) appointed Herold Ribsskog as a director of the Registrant to fill a previously created vacancy.

Herold Ribsskog, 59, has over 25 years of experience in the offshore oil and gas industry as an engineer, designing platform control systems and instrumentation for various oil and gas development companies in Norway.  He earned his Bachelor’s Degree in Cybernetics from the University of Kongsberg, Norway in 1974 and has received specialized training in offshore oil production technology, project management and quality assurance management.  Since January 2007, Mr. Ribsskog has served as an engineer with Communication Solutions Inc. and has also served as an engineer on the Talisman Energy Inc. Yme project in Abu Dhabi, United Arab Emirates, from May 2009 to March 2010.  Prior to these roles, Mr. Ribsskog served as the Chief Executive Officer and Engineering Manager of SMV Engineering a.s. in Norway from July 1987 to March 1999.  Mr. Ribsskog is not an officer or director of any other reporting company.

Mr. Ribsskog does not own any shares of the Registrant’s common stock.

Item 7.01 Regulation FD Disclosure.

On June 15, 2011, the Registrant intends to issue a press release to announce Herold Ribsskog’s appointment as a director of the Registrant.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 14, 2011	LJM Energy Corp.

	By:	/s/ Joel Felix
Joel Felix President